Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into effective as of this 4th day of August, 2026 (“Effective Date”) by and between Context Therapeutics Inc. (the “Company”) and Jennifer Minai-Azary (“Executive”). The Company and Executive are each referred to herein as a “Party” or together as the “Parties.”

    WHEREAS, the Company and Executive are parties to an employment agreement dated November 1, 2021 (the “Employment Agreement”); and

    WHEREAS, the Parties wish to amend the Employment Agreement with this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained and incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby expressly covenant and agree as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.
2.Termination. The lead-in language to Section 4(d) is deleted in its entirety and is replaced as follows.
(d)Termination Upon a Change in Control. Notwithstanding Section 4(c) above, and in lieu of any payment owed under Section 4(c), if any, in the event that the Company (or its successor) terminates the Executive without Cause or the Executive resigns from employment with the Company for Good Reason, in each case upon a Change in Control (as such terms are defined below) or within either the three (3) month period prior to the Change in Control or the twelve (12) month period following the Change in Control, then Executive shall be entitled to the following:
(c.Continued Effectiveness of the Employment Agreement. The Employment Agreement is, and shall continue to be, in full force and effect, except as otherwise provided in this Amendment and except that all references to the Employment Agreement set forth in the Employment Agreement and any other agreements to which the parties hereto are parties that have been executed prior to the date hereof shall mean the Employment Agreement, as amended by this Amendment.

(d.Miscellaneous.

(a)Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principles of conflict of laws (whether in Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.
(b)Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
(c)Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the drafting party.

[Signature Page Follows]

Exhibit 10.2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and on its behalf, and Executive acknowledges understanding and acceptance of, and agrees to, the terms of this Amendment, all as of the Effective Date.

CONTEXT THERAPEUTICS INC. By: /s/ Martin Lehr Name: Martin Lehr Title: Chief Executive Officer	Jennifer Minai-Azary /s/ Jennifer Minai-Azary